U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 29, 2003


                           RUBICON MEDICAL CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      3351414                87-0361403
--------------------------------  ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


             2064 West Alexander Street
                 Salt Lake City, UT                           84119
          --------------------------------                 -----------
          (Address of Principal Executive                   (Zip Code)
                      Offices)

                                 (801) 886-9000
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  Changes in Control of Registrant.

         See "Item 5. Other Events."

ITEM 5.  Other Events.

Agreements with Boston Scientific Corporation

On October 29, 2003, Rubicon Medical Corporation (the "Company"), Boston Scientific Corporation ("BSC"), and Nemo I Acquisition, Inc., a wholly owned subsidiary of BSC ("Acquisition Corp.") entered into a transaction agreement dated as of October 29, 2003 (the "Transaction Agreement") and a registration rights agreement dated as of October 29, 2003 (the "Registration Rights Agreement"). BSC and Acquisition Corp. also concurrently entered into Option Agreements (the "Option Agreements") dated as of October 29, 2003 with each of Berger Family Enterprises, David B. Berger, Richard J. and Marla A. Linder Family Limited Partnership, and Richard J. Linder (collectively, the "Controlling Stockholders"). The Transaction Agreement, Registration Rights Agreement and Option Agreements are referred to collectively in this report as the "Agreements"). The Agreements supercede the term sheet and agreement previously entered into among the parties on July 17, 2003.

The Agreements are extremely complex and the following summary of selected provisions of the Agreements is qualified in its entirety by reference to the Agreements, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Purchase of Series A Preferred Stock

Pursuant to the terms of the Transaction Agreement, BSC purchased 1,090,147 shares of the Issuer's Series A Preferred Stock for $15 million in cash, which shares are convertible into 10,901,470 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). Each share of the Series A Preferred Stock is entitled to: ten votes per share on all matters submitted to a vote of the Company's stockholders; a preference upon liquidation of the Company in the amount of $13.76 per share; preemptive rights in connection with the issuance of any additional securities by the Company; and the right to receive dividends in the same amount that would have been paid if the Series A Preferred Stock had been converted to shares of Common Stock immediately prior to the record date for any such dividend. The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of the Voting Powers, Designation, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Preferred Stock dated as of October 28, 2003, which is filed as an exhibit hereto and is incorporated herein by reference.

Options to Acquire Controlling Stockholders' Stock/Offers to Other Stockholders

Pursuant to the terms of the Transaction Agreement and the Option Agreements, the Controlling Stockholders granted BSC the option to acquire all of their shares of Common Stock (including all shares they are entitled to acquire upon the exercise of stock options), for a cash purchase price of $2 per share plus additional "earn-out" amounts of up to $1.50 per share if certain performance milestones are achieved by the Company. The options are exercisable by BSC from October 29, 2003 until 90 days after notice by the Company or BSC that the Company has received approval from the FDA for commercial release of the Rubicon Filter for an embolic protection indication for one of the following disease or

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

anatomical indications: carotid artery, acute myocardial infarction, native coronary vessels or coronary vein grafts. If BSC exercises its option to acquire the shares of the Controlling Stockholders, it is required to also commence a cash tender offer to acquire the shares of Common Stock held by all other stockholders on the same terms. In lieu of purchasing the Controlling Stockholders shares, BSC may require them to tender their shares into a tender offer made to all the Company's stockholders for a purchase price of $2.00 per share, payable in cash, or at the option of BSC, in shares of BSC Common Stock, plus the additional earn-out amounts. Following consummation of the tender offer, Acquisition Corp. is required to effectuate a merger of Acquisition Corp. and the Company (the "Second-Step Merger"), subject to the satisfaction or waiver of certain conditions precedent. The merger consideration in the Second-Step Merger will be the consideration offered to the Company stockholders in the tender offer, subject to the right of dissenting stockholders to exercise their statutory appraisal rights.

The Option Agreements also require the Controlling Stockholders to vote their shares of Common Stock against any actions or agreements that could impair the ability of BSC to exercise its options and in favor of matters relating to consummation of the transactions contemplated by the Agreements. For a period of 180 days from the date of the Option Agreements, the Controlling Stockholders may sell at the market price for the Common Stock on the date of such sale, up to a total of 3,500,000 shares of the Common Stock owned by them subject to certain conditions, including the requirement that any such shares are first offered to BSC.

In order to induce the Controlling Stockholders to enter into the Option Agreements, the Company agreed to indemnify and hold each Controlling Stockholder harmless from any damages he, she or it may incur that arise out of or are based upon such Controlling Stockholder's breach or alleged breach of any duty owing or alleged to be owing by such person, as a controlling stockholder of the Company, to the minority stockholders of the Company under or in connection with the Option Agreement or the Transaction Agreement, the execution of such agreements or the consummation of the transactions contemplated by such agreements. The foregoing description is qualified in its entirety by reference to the Indemnification Agreement - Controlling Stockholders, dated as of September 26, 2003, which is filed as an exhibit hereto and is incorporated herein by reference.

Earn-Out Payments

The earn-out payments are generally payable in the amounts, and subject to the Company's achievement of the milestones, described below.

Milestone 3. An additional $0.50 per share is payable to the Company's stockholders whose Common Stock is acquired by BSC or Acquisition Corp., if on or before September 30, 2004, a panel of three disinterested physicians meets and uses a clot retrieving device to be developed by the Company in a vascular bench model and in an animal model and such disinterested physicians unanimously agree that such device is "superior" to other specified comparative devices. Alternatively, the disinterested physicians may determine on or before September 30, 2004, that the device would be "superior" to the other comparative devices with commercially reasonable and technically feasible additional development, and on or before December 31, 2004, such disinterested physicians retest the device in the same vascular bench and animal models and unanimously determine that such device is "superior" to the comparative devices. For purposes of this milestone, the Company's device will be "superior" to the comparative devices if it is determined to be equal to the comparative devices in all, and better than the comparative devices in one, of the following categories: ease of use, safety and efficacy.

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

Milestone 2. An additional $1.00 per share is payable to the Company's stockholders whose shares are acquired by BSC or Acquisition Corp., if and when Net Sales of the Rubicon Filter (or other devices that would otherwise infringe a valid and enforceable patent claim of the Company's Intellectual Property) exceed $50 million during a period of 12 or fewer consecutive months during the five-year period commencing with the later of FDA approval of the Rubicon Filter as described above or BSC's exercise of the options and completion of the Second Step Merger.

BSC is not obligated to pay any of the earn-out amounts unless it exercises its options under the Option Agreements. The Company stockholders eligible to receive earn-out payments are those whose shares of the Company's Common Stock are purchased pursuant to the purchase option or the tender offer described above or whose shares are converted into the right to receive the merger consideration pursuant to the Second-Step Merger.

Registration Rights Agreement

Pursuant to the terms of the registration rights agreement, the Company granted BSC and Acquisition Corp. certain demand and "piggy back" registration rights with respect to the 2,000,000 shares of the Common Stock acquired by BSC in July 2003 and the 10,901,470 shares of the Common Stock issuable upon conversion of the Series A Preferred Stock, subject to the conditions set forth therein. The demand registration rights may not be exercised during the term of the Transaction Agreement.

Additional Terms and Conditions

The Agreements contain various additional terms and conditions, including but not limited to, representations and warranties of the parties, conditions to the closings of the various transactions, restrictions on the Company's ability to conduct its business outside the ordinary course without the prior consent of BSC, events of termination, and a prohibition on the Company's solicitation of competing transactions.

Changes in Control of the Company

As a result of the transactions and agreements described herein, BSC now owns 2,000,000 shares of the Common Stock that it acquired for $2,000,000 in July 2003 and 1,090,147 shares of the Company's Series A Preferred Stock that it acquired for $15,000,000 on October 29, 2003, which together represent 19.6% of the Company's voting power, or 18% of the Company's voting power on a fully diluted basis (assuming the exercise of all 6,000,000 stock options authorized for issuance under the Company's Amended and Restated 2001 Stock Plan). In addition, the Controlling Stockholders have granted BSC options entitling it to acquire 26,580,413 currently outstanding shares of the Common Stock and 1,750,000 shares of Common Stock that are the subject of outstanding stock options held by the Controlling Stockholders. Assuming that the shares of the Company's Series A Preferred Stock were converted to 10,901,470 shares of Common Stock, all 6,000,000 stock options authorized under the Company's Amended and Restated 2001 Stock Plan were exercised, and that BSC exercised its option to acquire all shares of the Common Stock then held by the Controlling Stockholders, BSC would own 41,231,883 shares of Common Stock, or 57.5% of the 71,674,804 shares of Common Stock that would then be outstanding.

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

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

The following documents are included as exhibits to this report:

Exhibit           SEC Ref.
  No.               No.             Title of Document                                             Location
-------          ---------          -----------------                                             --------
 3.1               3                Certificate of Designation of Series A Preferred             This Filing
                                         Stock dated as of October 28, 2003
10.1              10                Transaction Agreement among Boston Scientific                This Filing
                                         Corporation, Nemo I Acquisition Inc., Richard J.
                                         Linder (as Stockholders' Representative), and
                                         Rubicon Medical Corporation, dated as of
                                         October 29, 2003
10.2              10                Registration Rights Agreement among Rubicon                  This Filing
                                         Medical Corporation, Boston Scientific Corporation
                                         and Nemo I Acquisition, Inc., dated as of
                                         October 29, 2003
10.3              10                Option Agreement among Boston Scientific                     This Filing
                                         Corporation, Nemo I Acquisition, Inc. and
                                         Berger Family Enterprises, dated as of
                                         October 29, 2003.
10.4              10                Option Agreement among Boston Scientific                     This Filing
                                         Corporation, Nemo I Acquisition, Inc. and
                                         David B. Berger, dated as of
                                         October 29, 2003.
10.5              10                Option Agreement among Boston Scientific                     This Filing
                                         Corporation, Nemo I Acquisition, Inc. and
                                         Richard J. and Marla A. Linder Family Limited
                                         Partnership, dated as of October 29, 2003.
10.6              10                Option Agreement among Boston Scientific                     This Filing
                                         Corporation, Nemo I Acquisition, Inc. and
                                         Richard J. Linder, dated as of
                                         October 29, 2003.
10.7              10                Indemnification Agreement - Controlling                      This Filing
                                       Stockholders among Rubicon Medical Corporation
                                       and Berger Family Enterprises, David B. Berger,
                                       Richard J. and Marla A. Linder Family Limited
                                       Partnership, and Richard J. Linder, dated as of
                                       September 26, 2003.
99.1              16                Press Release dated October 30, 2003                         This  Filing

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

Item 9.  Regulation FD Disclosure.

On October 30, 2003, Rubicon Medical Corporation issued a press release, a copy of which is attached as Exhibit 99.1.

The information included in this Item 9 of the report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     Rubicon Medical Corporation



Dated: November 12, 2003                             By /s/ Richard J. Linder
                                                       -------------------------
                                                       Richard J. Linder
                                                       President and CEO

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